Exhibit 23. b



Chavez & Koch, CPA's, Ltd.
Henderson, Nevada

August 2, 2002


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement of MaxxZone.com, Inc. on Form S-8, of our report dated April 2, 2002, on our audit of the financial statements of MaxxZone.com, Inc. as of and for the year ended December 31, 2001, which report is included in the Annual Report on Form 10-KSB.

Signed,


/s/Chavez & Koch, CPA's, Ltd.
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